SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 30, 2004

VARCO INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13309	76-0252850
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 W. Sam Houston Parkway South,

Suite 1700

Houston, Texas 77042

(Address of principal executive offices and zip code)

(281) 953-2200

(Registrant’s telephone number, including area code)

Item 7. Financial Statements, Pro Forma Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Additional Financial Information.

Item 12. Results of Operations and Financial Condition.

As previously announced, the registrant closed its drilling rig fabrication business, Morinoak International Limited, or MIL at the end of the first quarter of 2004. To assist investors in understanding the impact of closing the MIL business, the registrant has set forth the following information in Exhibit 99.1: (i) the registrant’s financial results as previously reported for each quarter beginning with the first quarter of 2001 through the fourth quarter of 2003; (ii) MIL’s financial results for each quarter with the first quarter of 2001 through the first quarter of 2004; and (iii) the registrant’s financial results with MIL accounted for as a discontinued operation for each quarter beginning with the first quarter of 2001 through the first quarter of 2004.

Additionally, the registrant has included a reconciliation of certain non-GAAP financial measures to the closest GAAP financial measures. The registrant believes that reporting operating profit, EBITDA, net income and dilutive EPS excluding certain special charges (including merger, transaction, litigation, Drilling Equipment Sales Group restructuring and MIL discontinued operations and impairment) provides useful supplemental information regarding the registrant’s on-going economic performance and, therefore, uses these financial measures internally to evaluate and manage the registrant’s operations. The registrant has chosen to provide this information to investors to enable them to perform more meaningful comparisons of operating results and as a means to emphasize the results of on-going operations. EBITDA means earnings before interest, taxes, depreciation and amortization, and is a non-GAAP measure. Management of the registrant reports EBITDA because it believes that it is a widely accepted financial indicator used by investors and analysts to analyze and compare companies on the basis of operating performance and that it may be used by some investors and others to make informed investment decisions.

The information provided herein shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VARCO INTERNATIONAL, INC.

Date: April 30, 2004

	By:	/s/ Clay C. Williams

	Name:	Clay C. Williams
	Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Additional Financial Information.